Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-159475) of Waste Management, Inc. pertaining to the issuance of shares of common stock pursuant to the Waste Management, Inc. Employee Stock Purchase Plan,
(2) Registration Statement (Form S-8 No. 333-159476) of Waste Management, Inc. pertaining to the issuance of shares of common stock pursuant to the 2009 Stock Incentive Plan,
(3) Registration Statement (Form S-8 No. 333-153363) of Waste Management, Inc. pertaining to the issuance of shares of common stock pursuant to the Waste Management Retirement Savings Plan and the Waste Management Retirement Savings Plan for Bargaining Unit Employees,
(4) Registration Statement (Form S-3 Automatic Shelf Registration No. 333-162059) of Waste Management, Inc.,
(5) Registration Statement (Form S-4 No. 333-32805 and Post-Effective Amendment No. 1 thereto) of Waste Management, Inc.,
(6) Registration Statement (Form S-8 No. 333-115932) of Waste Management, Inc. pertaining to issuance of shares of common stock pursuant to the 2004 Stock Incentive Plan,
(7) Registration Statement (Form S-8 No. 333-45066) of Waste Management, Inc. pertaining to issuance of shares of common stock pursuant to the 2000 Stock Incentive Plan and 1996 Stock Option Plan for Non-Employee Directors, and
(8) Registration Statement (Form S-8 No. 333-14613) of Waste Management, Inc. pertaining to issuance of shares of common stock pursuant to the 1993 Stock Incentive Plan of our reports dated February 17, 2011, with respect to the consolidated financial statements and schedule of Waste Management, Inc. and the effectiveness of internal control over financial reporting of Waste Management, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2010.
ERNST & YOUNG LLP
Houston, Texas
February 17, 2011